Exhibit 10.7

Current Executive Officer Salary and Bonus Arrangements for 2026

Base Salaries

The base salaries for 2026 for the following executive officers of Great Southern Bancorp, Inc. (the “Company”) and Great Southern Bank (the “Bank”) currently are as follows:

Name and Title	Base Salary

William V. Turner	$200,000
Chairman of the Board of
the Company and the Bank

Joseph W. Turner	$470,722
President and Chief Executive Officer
of the Company and the Bank

Rex A. Copeland	$518,471
Treasurer of the Company and
Senior Vice President and
Chief Financial Officer of the Bank

Kevin L. Baker	$518,471
Vice President and Chief Credit Officer
of the Bank

John M. Bugh	$518,471
Vice President and Chief Lending Officer
of the Bank

Mark A. Maples	$199,614
Vice President and Chief Operations Officer
of the Bank

Description of Bonus Arrangements

Pursuant to his employment agreement with the Company, Mr. Joseph W. Turner is entitled to an annual cash bonus equal to one percent of the Company’s fiscal year pre-tax earnings.  Mr. William V. Turner is not entitled to an annual cash bonus under his employment agreement. Mr. Rex A. Copeland does not have a bonus arrangement governed by contract; however, the Company has established an annual cash bonus for Mr. Copeland equal to 0.06 percent of the Company’s fiscal year pre-tax earnings. Additionally, Mr. Copeland may earn a separate cash bonus of up to 10.63 percent of his annual base salary based on the extent to which the Company achieves targeted earnings per share results. Mr. Kevin L. Baker and Mr. John M. Bugh do not have bonus arrangements governed by contract; however, they each may earn a cash bonus of up to 10.63 percent of their annual base salary based on the extent to which the Company achieves targeted earnings per share results. Mr. Mark A. Maples does not have a bonus arrangement governed by contract; however, the Company maintains an incentive bonus arrangement under which he and certain other officers may earn a cash bonus of up to 19.13 percent of their annual base salary, with up to 10.63 percent based on the extent to which the Company achieves targeted earnings per share results and up to 8.50 percent based on the officer’s individual performance.